Exhibit 99.1

Digital Brands Group Reports Second Quarter 2021 Financial Results

AUSTIN, Texas, Aug. 12, 2021 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its second quarter ended June 30, 2021.

Second quarter 2021 net loss attributable to common stockholders was $10.7 million, or $1.97 per diluted share, on revenue of $1.0 million.  The net loss included a non-cash expense associated with stock-based compensation expense associated with the IPO of $3.9 million and a non-cash expense associated with a change in the fair value of contingent liabilities of $3.1 million.

"Our second quarter 2021 results reflect a meaningful improvement in our business results from our first quarter results as we were able to benefit from the cash inflows from our IPO in the middle of May," said Hil Davis, Chief Executive Officer of Digital Brands Group.  "These improving business trends have continued into the third quarter, and we expect them to improve throughout the third and fourth quarters of 2021 now that we have sufficient cash and inventory to support expected levels of operations."

"As we stated in our first quarter 2021 earnings release, a combination of factors negatively impacted our pre-IPO results, which included limited cash, limited inventory, minimal marketing spend, and the continued effects of COVID-19's impact on Bailey 44," said Reid Yeoman, Chief Financial Officer of Digital Brands Group.  "We are experiencing improving results as we move past our IPO date in May as we are able to use the IPO cash proceeds to order inventory, spend on marketing and invest into our brands."

Since our IPO this past May, which bolstered our balance sheet with cash for working capital, we have been able to:

•	ship inventory for DSTLD, which is contributing to our improved results in July and August;

•	ship Bailey 44 product to wholesale accounts starting mid-May, with a significant acceleration in wholesale booking orders for this fall that are in-line with pre-pandemic wholesale levels, and;

•	develop a marketing and advertising plan, including an Amazon marketing strategy, which we are rolling out starting mid-July, with the majority of the spend starting this fall.

Finally, as we discussed in our S-1, we expect to continue to grow through acquisitions and expect to continue to acquire companies this year, most of which will require GAAP PCAOB audits. These audits take time, which results in a delayed acquisition timeframe weighted toward the back three to four months of 2021.

Davis concluded, "this is really the tale of two companies, one pre-IPO with limited cash, inventory and marketing dollars and one post-IPO with a stronger cash position, fully stocked inventory and a meaningful marketing budget and strategy to drive revenue and earnings. We believe that our second quarter results, which only benefited from six weeks of the IPO cash proceeds, reflect this.  We expect the bulk of the post-IPO benefit to come in the third and fourth quarter as inventory is 100% in stock, the marketing strategy is in full force and Bailey-44 wholesale shipments are back to pre-pandemic levels."

Second Quarter 2021 Highlights

•	Net Sales were $1.0 million versus $664,000 in the year ago quarter, an increase of 51% year over year. The increase in net sales was driven by the increase in revenue at Bailey 44 and the addition of Harper & Jones on a pro-rata basis.

•	Our gross profit margin increased 79.7% year over year to 39.3% from negative 40.4%. Gross profit increased by 663,000 due to improved gross margins at all our brands.

•	Net loss attributable to common stockholders was $10.7 million, or $1.97 per diluted share, compared to net loss attributable to common stockholders of $2.3 million, or $3.41 per diluted share, in the prior year period.

•	Net loss in the second quarter of 2021 included a non-cash expense associated with stock-based compensation expense associated with the IPO of $3.9 million and a non-cash expense associated with a change in the fair value of contingent liabilities of $3.1 million.

In addition to second quarter results, we wish to make you aware of the following:

•	Third quarter operating results will experience similar, although less adverse impacts by those factors which impacted the first and second quarter operating results.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 9:00 a.m. ET today to discuss results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13722399 or via the web by using the following link: https://tinyurl.com/2v5jdex2.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG's plans, objectives, projections and expectations relating to DBG's operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG's ability to properly collect, use, manage and secure consumer and employee data; stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC

STATEMENT OF OPERATIONS

	Three Months Ended
	June 30,
	2021	2020
Net revenues	$1,003,529	$664,017
Cost of net revenues	608,944	932,362
Gross profit (loss)	394,585	(268,345)

Operating expenses:
General and administrative	7,192,460	1,426,388
Sales and marketing	923,283	124,370
Distribution	69,864	75,246
Change in fair value of contingent consideration	3,050,901	-
Total operating expenses	11,236,508	1,626,004

Loss from operations	(10,841,923)	(1,894,349)

Other income (expense):
Interest expense	(897,920)	(373,957)
Other non-operating income (expenses)	(57,775)	-
Total other income (expense), net	(955,695)	(373,957)

Income tax benefit (provision)	1,100,120	709
Net loss	$(10,697,498)	$(2,267,597)

Weighted average common shares outstanding -
basic and diluted	5,435,023	664,167
Net loss per common share - basic and diluted	$(1.97)	$(3.41)

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENTS OF CASH FLOW

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,721,433)	$(4,174,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	291,661	318,057
Amortization of loan discount and fees	580,684	82,210
Stock-based compensation	4,021,529	99,864
Fees incurred in connection with debt financings	132,609	-
Change in fair value of warrant liability	72,445	-
Change in fair value of contingent consideration	3,050,901	-
Deferred income tax benefit	(1,100,120)	-
Change in credit reserve	9,748	(58,132)
Changes in operating assets and liabilities:
Accounts receivable, net	(261,386)	12,399
Due from factor, net	139,629	(67,361)
Inventory	75,287	639,006
Prepaid expenses	(688,893)	(40,248)
Accounts payable	575,513	1,410,536
Accrued expenses and other liabilities	262,019	(825,344)
Deferred revenue	(99,045)	(15,231)
Accrued compensation - related party	(88,550)	(28,807)
Accrued interest	151,465	434,482
Net cash used in operating activities	(6,595,937)	(2,212,696)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	(475,665)	106,913
Issuance of related party receivable	-	(20,000)
Purchase of property, equipment and software	(10,277)	-
Deposits	(19,115)	43,510
Net cash provided by (used in) investing activities	(505,056)	130,423
Cash flows from financing activities:
Proceeds from related party advances	-	35,231
Advances from factor	53,797	180,552
Proceeds from venture debt	-	250,000
Issuance of loans payable	2,626,050	1,701,044
Repayments of promissory notes and loans payable	(2,001,305)	-
Issuance of convertible notes payable	528,650	-
Proceeds from initial public offering	10,000,002	-
Exercise of over-allotment option with public offering, net	1,364,997	-
Exercise of warrants	145,696	-
Proceeds from sale of Series A-3 preferred stock	-	483,387
Subscription receivable from Series A-3 preferred stock	-	9,223
Proceeds from sale of Series CF preferred stock	-	286,518
Offering costs	(2,116,959)	(43,353)
Net cash provided by financing activities	10,600,928	2,902,602
Net increase in cash and cash equivalents	3,499,935	820,329
Cash and cash equivalents at beginning of period	575,986	40,469
Cash and cash equivalents at end of period	$4,075,921	$860,798

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENT OF BALANCE SHEETS

	Three Months Ended
	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,075,921	860,797
Accounts receivable, net	346,390	45,080
Due from factor, net	6,859	(367,122)
Inventory	1,165,152	3,726,623
Prepaid expenses	849,434	269,620
Total current assets	6,443,756	4,534,999
Deferred offering costs	-	-
Property, equipment and software, net	119,817	1,107,950
Goodwill	16,160,766	6,479,218
Intangible assets, net	11,175,794	8,462,500
Deposits	116,199	187,493
Total assets	$34,016,332	$20,772,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,307,071	6,405,936
Accrued expenses and other liabilities	1,615,622	1,182,730
Deferred revenue	172,470	-
Due to related parties	252,635	234,620
Contingent consideration liability	6,539,417	-
Convertible notes, current	100,000	-
Accrued interest payable	801,031	355,253
Note payable - related party	299,489	150,231
Venture debt, current	300,000	-
Loan payable, current	1,712,000	-
Promissory note payable	3,500,000	4,500,000
Total current liabilities	21,599,735	12,828,770
Convertible notes	-	799,280
Loan payable	1,762,639	1,701,044
Venture debt, net of discount	5,701,755	4,853,049
Warrant liability	78,710	8,618
Total liabilities	29,142,839	20,190,760

Stockholders' equity (deficit):
Series Seed convertible preferred stock, $0.0001 par, no shares and 20,714,518 shares, authorized, issued and outstanding at June 30, 2021 and December 31, 2020, respectively	-	2,071
Series A convertible preferred stock, $0.0001 par, no shares and 14,481,413 shares authorized, no shares and 5,654,072 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	-	565
Series A-2 convertible preferred stock, $0.0001 par, no shares and 20,000,000 shares authorized, no shares and 5,932,742 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	-	593
Series A-3 convertible preferred stock, $0.0001 par, no shares and 18,867,925 shares authorized, no shares and 9,032,330 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	-	904
Series CF convertible preferred stock, $0.0001 par, no shares and 2,000,000 shares authorized, no shares and 836,331 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	-	83
Series B convertible preferred stock, $0.0001 par, no shares and 20,714,517 shares authorized, no shares and 20,714,517 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	-	2,075
Undesignated preferred stock, $0.0001 par, 10,000,000 shares and 936,144 shares authorized, 0 shares issued and outstanding as of both June 30, 2021 and December 31, 2020	-
Common stock, $0.0001 par, 200,000,000 and 110,000,000 shares authorized, 11,044,594 and 664,167 shares issued and outstanding as of both June 30, 2021 and December 31, 2020, respectively	1,104	66
Additional paid-in capital	51,939,819	27,366,845
Accumulated deficit	(47,067,430)	(26,791,805)
Total stockholders' equity (deficit)	4,873,493	581,399
Total liabilities and stockholders' equity (deficit)	$34,016,332	$20,772,160

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co
Phone: (800) 593-1047